Exhibit 99.1

CohBar, Inc. Announces Private Placement Offering

Menlo Park, California – June 23, 2017 – CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U) (“CohBar” or the “Company”), a preclinical stage biotechnology company focused on developing mitochondria based therapeutics (MBTs) to treat age-related diseases, announced today that it intends to complete a non-brokered private placement offering (the “Offering”) of up to 3,333,334 units (“Units”) at a price of US$1.50 per unit for gross proceeds of up to US$5,000,000. Each unit will consist of one share of the Company’s common stock and one common stock purchase warrant (each a “Warrant”). Each Warrant will entitle the holder to purchase one share of common stock at a price of US$2.25 per share at any time prior to June 30, 2020.

The Company intends to use the net proceeds of the Offering primarily to advance its lead drug candidates and for general corporate purposes.

Closing of the Offering is subject to the approval of the TSX Venture Exchange. There can be no assurance that the Offering will be completed, whether in whole or in part.

The Offering is being made pursuant to an exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), solely to “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and in Canada pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws. The securities offered in the Offering will not be or have not been registered under the Securities Act or the securities laws of any state of the United States, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. Under the terms of the Offering the Company will agree to use commercially reasonable efforts to file and have declared effective by the Securities and Exchange Commission a registration statement on Form S-1 for purposes of registering the resale of the shares of common stock issued with the Units and the shares of common stock issuable upon exercise of the Warrants.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Unless permitted under applicable securities legislation, investors resident in Canada will not be permitted to trade securities purchased in the Offering prior to the date that is four months and a day after the closing of the Offering. All securities issued under the Offering or on exercise of the Warrants will also be subject to an Exchange Hold Period and may not be traded on the facilities of the TSX Venture Exchange prior to the date that is four months and a day after the closing of the Offering.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a preclinical stage biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include statements regarding CohBar’s plans to complete a private placement financing and the use of the proceeds thereof. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar, including risks relating to CohBar’s inability to complete the sale of all or any portion of the securities offered or inability to obtain applicable regulatory approval for the Offering and CohBar’ s discretion to re-allocate the use of proceeds in the context of its business. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Jon Stern

CohBar, Inc.

(650) 446-7888 ext. 111

jon.stern@cohbar.com